Exhibit 21.1

                    SUBSIDIARIES OF CHEVRON CORPORATION*
                            At December 31, 1996

Name of Subsidiary                                           State or Country
(Reported by Principal Area of Operation)                   in Which Organized
-----------------------------------------                   ------------------
United States
-------------
  Chevron U.S.A. Inc.                                       Pennsylvania
    Principal Divisions:
      Chevron U.S.A. Production Company
      Chevron Products Company
  Chevron Capital U.S.A. Inc.                               Delaware
  Chevron Chemical Company                                  Delaware
  Chevron Oil Finance Company                               Delaware
  Chevron Pipe Line Company                                 Delaware
  Huntington Beach Company                                  California
  The Pittsburg & Midway Coal Mining Co.                    Missouri

International
-------------
  Bermaco Insurance Company Limited                         Bermuda
  Cabinda Gulf Oil Company Limited                          Bermuda
  Chevron Asiatic Limited                                   Delaware
  Chevron Canada Limited                                    Canada
  Chevron Canada Enterprises Limited                        Canada
  Chevron Canada Resources                                  Canada
  Chevron International Limited                             Liberia
  Chevron International Oil Company, Inc.                   Delaware
  Chevron Niugini Pty. Limited                              Papua New Guinea
  Chevron Overseas Petroleum Inc.                           Delaware
  Chevron Standard Limited                                  Delaware
  Chevron U.K. Limited                                      United Kingdom
  Chevron Transport Corporation                             Liberia
  Chevron Nigeria Limited                                   Nigeria
  Gulf Oil (Great Britain) Limited                          United Kingdom
  Insco Limited                                             Bermuda

 * All of the subsidiaries in the above list are wholly owned, either directly or indirectly, by Chevron Corporation. Certain subsidiaries are not listed since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary at December 31, 1996.

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